EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-112378, 333-53633-99 and 333-36598-99) pertaining to the Weatherford International, Inc. 401(k) Savings Plan of our report dated June 26, 2006, with respect to the financial statements and schedules of the Weatherford International, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Houston, Texas
June 28, 2006